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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement No. 33-44036 on Form S-8 dated November 14, 1991, Registration Statement No. 33-44035 on Form S-8 dated November 14, 1991, Registration Statement No. 33-55094 on Form S-3 dated November 25, 1992, Registration Statement No. 33-56856 on Form S-8 dated January 8, 1993, Registration Statement No. 33-72512 on Form S-8 dated December 3, 1993, Registration Statement No. 33-81314 on Form S-8 dated July 7, 1994, Registration Statement No. 333-728 on Form S-3 dated January 30, 1996, Registration Statement No. 33-85754 on Form S-3 dated January 30, 1996 (Post Effective Amendment No. One), Registration Statement No. 333-15123 on Form S-3 dated October 30, 1996, Registration Statement No. 333-18237 on Form S-8 dated December 19, 1996, Registration Statement No. 333-18239 on Form S-8 dated December 19, 1996, Registration Statement No. 333-30597 on Form S-3 dated June 30, 1997, Registration Statement No. 333-44407 on Form S-3 dated January 14, 1998, Registration Statement No. 333-48635 on Form S-3 dated March 25, 1998, Registration Statement No. 333-83035 on Form S-8 dated July 16, 1999, and Registration Statement No. 333-87561 on Form S-3, as amended, dated January 31, 1999 of our report dated March 7, 2000 (except for Note M which date is March 10, 2000), relating to the consolidated financial statements of VSI Enterprises, Inc. and subsidiaries appearing in the Company's annual report on Form 10-K for the year ended December 31, 1999.


/s/ Grant Thornton LLP


Atlanta, Georgia
March 27, 2000